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                                                                    Exhibit 23.1


              Consent of Ernst & Young LLP, Independent Auditors



We consent to the use of our report dated July 12, 2000 with respect to the financial statements of BuzzCompany.com Inc., for the year ended December 31, 1999 included in the Current Report on Form 8-K/A of Multex.com, Inc.



                                                           /s/ Ernst & Young LLP


New York, New York
July 24, 2000